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                                                                     EXHIBIT 4.1

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                                CLECO CORPORATION

                                       AND

                                 BANK ONE, N.A.,

                                   as Trustee

                              --------------------

                          SUPPLEMENTAL INDENTURE NO. 2

                           Dated as of April 28, 2003

                                       TO

                                    INDENTURE

                             Dated as of May 1, 2000

                               -------------------





                          7.000% Notes due May 1, 2008

                                  $100,000,000

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         SUPPLEMENTAL INDENTURE NO. 2, dated as of the 28th day of April, 2003, between Cleco Corporation, a corporation duly organized and existing under the laws of the State of Louisiana (the "Company"), and Bank One, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

         The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 1, 2000 (the "Indenture"), providing for the issuance from time to time of one or more series of its Securities.

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be designated as the 7.000% Notes due May 1, 2008 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture No. 2.

         Section 301 of the Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

         Subparagraph (7) of Section 901 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                   ARTICLE ONE

                  Relation to Indenture; Additional Definitions

         SECTION 1.01. Relation to Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

         SECTION 1.02. Additional Definitions. For all purposes of this Supplemental Indenture No. 2:

             (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

             (2) "Change of Control" means the occurrence of any of the following:

                  (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all the assets of the Company and the Subsidiaries taken as a whole;

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                  (b)  the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (c) the consummation of any transaction the result of which is that any "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power in the aggregate of all classes of the Voting Securities of the Company then outstanding; or

                  (d) the first day on which a majority of the members of the board of directors of the Company or any successor Person under Article Eight of the Indenture (the "Board") are not Continuing Directors;

             (3) "Change of Control Triggering Event" means the occurrence of a Change of Control and a Ratings Event;

             (4) "Change of Control Triggering Event Notice" has the meaning set forth in Section 4.03 hereof;

             (5)  "Comparable Treasury Issue" has the meaning set forth in
                  Section 3.01 hereof;

             (6)  "Comparable Treasury Price" has the meaning set forth in
                  Section 3.01 hereof;

             (7) "Continuing Director" means, as of any date of determination, any member of the Board who:

                  (a)  was a member of the Board on April 28, 2003; or

                  (b) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election;

             (8) "Indebtedness" has the meaning set forth in Section 4.01 hereof;

             (9)  "Independent Investment Banker" has the meaning set forth in
                  Section 3.01 hereof;

             (10) "Interest Payment Date" has the meaning set forth in Section
                  2.04 hereof;

             (11) "Investment Grade" means a rating of Baa3 or higher by Moody's
                  (or its equivalent under any successor rating categories of Moody's) and a rating of BBB- or higher by S&P (or its equivalent under any successor rating categories of S&P);

             (12) "Maturity Date" has the meaning set forth in Section 2.03 hereof;

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             (13) "Moody's" means Moody's Investors Service, Inc., or any successor to its securities ratings business;

             (14) "Notes" has the meaning set forth in the Recitals herein and
                  Section 2.01 hereof;

             (15) "Ratings Event" means, at any time within 90 days (which period is extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either Moody's and/or S&P) after the date of public notice of a Change of Control, or of the intention of the Company or any other Person to effect a Change of Control, the rating of the Notes is decreased below Investment Grade by each of Moody's and S&P;

             (16) "Redemption Date" has the meaning set forth in Section 3.01 hereof;

             (17) "Redemption Price" has the meaning set forth in Section 3.01 hereof;

             (18) "Reference Treasury Dealer" has the meaning set forth in
                  Section 3.01 hereof;

             (19) "Reference Treasury Dealer Quotations" has the meaning set forth in Section 3.01 hereof;

             (20) "Regular Record Date" has the meaning set forth in Section
                  2.04 hereof;

             (21) "Repurchase Date" has the meaning set forth in Section 4.03 hereof;

             (22) "Repurchase Notice" has the meaning set forth in Section 4.03 hereof;

             (23) "Repurchase Period" means the period beginning on the date that is 30 days after the date on which the Company mails the Holders of the Notes the Change of Control Triggering Event Notice and ending on the date which is 60 days after the date on which the Company mails the Holders of the Notes the Change of Control Triggering Event Notice;

             (24) "Repurchase Price" has the meaning set forth in Section 4.03 hereof;

             (25) "Restricted Subsidiary" means any Subsidiary that is a consolidated operating Subsidiary that accounts for 10% or more of the Company's consolidated revenues or assets as of the date of the Company's most recent audited financial statements and any other Subsidiary that the Board designates as a Restricted Subsidiary.

             (26) "S&P" means Standard & Poor's Ratings Services, a division of
                  The McGraw-Hill Companies, Inc., or any successor to its securities ratings business;

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             (27) "Treasury Rate" has the meaning set forth in Section 3.01 hereof;

             (28) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

             (29) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 2.

                                   ARTICLE TWO

                    General Terms and Conditions of the Notes

         SECTION 2.01. Title of the Securities. There shall be and is hereby authorized a series of Securities designated as the "7.000% Notes due May 1, 2008" (the "Notes").

         SECTION 2.02. Limitation on Aggregate Principal Amount. The aggregate principal amount of the Notes shall be limited to $100,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

         SECTION 2.03. Maturity Date. The Notes shall mature and the principal amount thereof shall be due and payable, together with all accrued and unpaid interest thereon, on May 1, 2008 (the "Maturity Date").

         SECTION 2.04. Interest and Interest Rates. Each Note shall bear interest at the rate of 7.000% per annum, accruing from April 28, 2003 and interest shall be payable, semi-annually in arrears, on May 1 and November 1 of each year (each such date, an "Interest Payment Date"), commencing on November 1, 2003, to the Person in whose name such Note or any Predecessor Security is registered, at the close of business on the immediately preceding April 15 and October 15, respectively, whether or not such day is a Business Day (each such date, a "Regular Record Date"). The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that interest payable on the Maturity Date shall be paid to the Holder to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to

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such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or quotation system, all as more fully provided in the Indenture.

         SECTION 2.05. Place of Payment. The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee.

         SECTION 2.06. Place of Registration or Exchange; Notice and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company with respect to the Notes shall be the Corporate Trust Office of the Trustee.

         SECTION 2.07. Percentage of Principal Amount. The Notes shall be issued at 99.583% of their principal amount, plus accrued interest, if any, from April 28, 2003.

         SECTION 2.08. Global Securities. The Notes shall be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes. Such Global Securities shall bear the legends set forth in the form of Note contained herein.

         SECTION 2.09. Form of Securities. The Notes shall be substantially in the form contained in ARTICLE FIVE hereof.

         SECTION 2.10. Security Registrar. The Trustee shall initially serve as Security Registrar.

         SECTION 2.11. Defeasance and Discharge; Covenant Defeasance. Article Fourteen of the Indenture, including without limitation, Sections 1402 and 1403 thereof, shall apply to the Notes.

         SECTION 2.12. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Note pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or upon the happening of a specified event or, except as provided in Section 4.03 hereof, at the option of a Holder thereof.

                                  ARTICLE THREE

                        Optional Redemption of the Notes

         SECTION 3.01. Redemption Price. The Company shall have the right to redeem the Notes as a whole or in part, at its option, at any time and from time to time, at a price ("Redemption Price") equal to the greater of:

                  (a)  100% of the principal amount of such Notes and

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                  (b)  the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of unpaid interest to the date of redemption (the "Redemption Date")) discounted to the Redemption Date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 50 basis points, plus, in either case (a) or (b), accrued and unpaid interest on such Notes to (but excluding) the Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

"Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company. If the Company fails to appoint such an independent investment banking institution at least thirty
(30) Business Days prior to a Redemption Date, or if the institution appointed by the Company is unwilling or unable to select the Comparable Treasury Issue, the selection shall be made by BNY Capital Markets, Inc. or, if it is unwilling or unable to make the selection, by an independent investment banking institution of national standing appointed by the Trustee.

"Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined below) and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

"Reference Treasury Dealer" means each of BNY Capital Markets, Inc., Banc One Capital Markets, Inc., and their respective successors, and three other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") appointed by the Company in connection with the redemption; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace that former dealer with another Primary Treasury Dealer.

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         SECTION 3.02. Partial Redemption. If the Notes are only partially redeemed pursuant to this ARTICLE THREE, the Notes shall be redeemed pro rata or by lot or by any other method that the Trustee deems fair and appropriate.

         SECTION 3.03. Notice of Optional Redemption. If the Company elects to exercise its right to redeem all or some of the Notes pursuant to this ARTICLE THREE, the Company or, at the Company's request, the Trustee, shall mail a written notice of such redemption to each Holder of any Note that is to be redeemed not less than 30 days and not more than 60 days prior to the Redemption Date.

                                  ARTICLE FOUR

                        Covenants Applicable to the Notes

         SECTION 4.01. Limitation on Liens on Voting Securities. After the date hereof and so long as any of the Notes remain Outstanding, the Company shall not, and shall not permit any Subsidiary to, pledge or grant a security interest in, or permit any pledge, security interest or other lien upon, any Voting Securities of any Subsidiary owned directly or indirectly by the Company or any of its Subsidiaries to secure any Indebtedness, without making effective provisions to secure the Notes equally and ratably with the other Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured. This covenant shall not apply, however, to:

             (1) any pledge, security interest or other encumbrance upon any Voting Securities of any Subsidiary existing as of April 28, 2003;

             (2) the creation or existence of any pledge, security interest or other encumbrance upon any Voting Securities of any Subsidiary

                  (a) created at the time of the Company's and/or a Subsidiary's acquisition (including acquisition through merger or consolidation) of such Voting Securities or within 24 months after the Company's and/or a Subsidiary's acquisition of such Voting Securities to secure all or a portion of the purchase price for such Voting Securities,

                  (b) existing on such Voting Securities at the time of the Company's and/or a Subsidiary's acquisition of such Voting Securities, or

                  (c) created solely to secure obligations incurred to finance the refurbishment, improvement, installation, development or construction of any asset of the Company or any Subsidiary, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement, installation, development or construction, or

             (3) any extension, renewal or refunding of any pledge, security interest or other encumbrance described in clauses (1) and
                  (2).

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         For purposes of this Section 4.01, "Indebtedness" means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by the Company or any Subsidiary for the repayment of borrowed money. All indebtedness for borrowed money secured by a lien upon property owned by the Company or any Subsidiary and upon which indebtedness for borrowed money the Company or such Subsidiary customarily pays interest, although the Company or such Subsidiary has not assumed or become liable for the payment of such indebtedness for borrowed money, shall for purposes of this Section 4.01 be deemed to be Indebtedness of the Company or such Subsidiary. All indebtedness for borrowed money of others guaranteed as to payment of principal by the Company or any Subsidiary or in effect guaranteed by the Company or such Subsidiary through a contingent agreement to purchase such indebtedness for borrowed money shall be deemed for purposes of this Section
4.01 to be Indebtedness of the Company or such Subsidiary, but no other contingent obligation of the Company or any Subsidiary in respect of indebtedness for borrowed money or other obligations incurred by others shall for purposes of this Section 4.01 be deemed to be Indebtedness of the Company or such Subsidiary.

         In case the Company or any Subsidiary shall propose to pledge, mortgage, hypothecate or grant a security interest in any Voting Securities of any Subsidiary to secure any Indebtedness, other than as permitted by clauses
(1), (2) and (3) in the second preceding paragraph, the Company will prior thereto give written notice thereof to the Trustee, and the Company will prior to or simultaneously with such pledge, mortgage, hypothecation or grant of security interest, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or an additional or separate trustee), in a form reasonably satisfactory to the Trustee, effectively secure (for so long as such other Indebtedness shall be so secured) all the Notes equally and ratably with such Indebtedness and with any other Indebtedness for borrowed money similarly entitled to be equally and ratably secured.

         SECTION 4.02. Limitation on Issuance or Disposition of Voting Securities of Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any Voting Securities of any Restricted Subsidiary (except to the Company or to one or more Restricted Subsidiaries or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if:

             (1) all or any part of such Voting Securities are issued, sold, assigned, transferred or otherwise disposed of in a transaction for consideration that is at least equal to the fair value of such Voting Securities, as determined by the Board of Directors acting in good faith, or

             (2) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Company's or a Restricted Subsidiary's request.

         SECTION 4.03. Put Right of Holders Upon a Change of Control Triggering Event. In the event that there occurs a Change of Control Triggering Event, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes during the Repurchase Period,

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at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the Repurchase Date (the "Repurchase Price"). The Company shall mail or cause to be mailed notice of the occurrence of a Change of Control Triggering Event (the "Change of Control Triggering Event Notice") to the Trustee and to each Holder of the Notes within 30 days following any Change of Control Triggering Event. The Change of Control Triggering Event Notice shall state: (i) that a Change of Control Triggering Event has occurred;
(ii) that all Notes tendered during the Repurchase Period will be accepted for repurchase; (iii) the date by which the repurchase right must be exercised, which date is the last day of the Repurchase Period; (iv) the Repurchase Price; and (v) the procedure which a Holder of Notes must follow to exercise the repurchase right. To exercise this repurchase right, a Holder of Notes must deliver during the Repurchase Period a written notice to the Company (or an agent designated by the Company for such purpose in the Change of Control Triggering Event Notice) of the Holder's exercise of such right (the "Repurchase Notice"), together with the Note with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. The Repurchase Notice shall be irrevocable, must be received by the Company prior to the last day of the Repurchase Period and shall state the name in which the Note is registered on the Securities Register and the principal amount of the Note to be repurchased. The Company shall repurchase the Note with respect to which this repurchase right is being exercised on the fifth Business Day after receipt of the Repurchase Notice (the "Repurchase Date"). Notes repurchased pursuant to this Section 4.03 shall be delivered to the Trustee and canceled as provided in
Section 310 of the Indenture.

                                  ARTICLE FIVE

                                  Form of Notes

         SECTION 5.01. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF SECURITY)

         If The Note Is To Be A Global Security, Insert - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

         [For so long as this Global Security is deposited with or on behalf of The Depository Trust Company, it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to Cleco Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment hereon is

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made to Cede & Co. or such other entity as is requested by an authorized representative of The Depository Trust Company) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                                CLECO CORPORATION

                          7.000% NOTES DUE MAY 1, 2008

No. _______                                                           $_________

                                                          CUSIP No. ____________

         Cleco Corporation, a corporation duly organized and existing under the laws of the State of Louisiana (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________, or registered assigns, the principal sum of _____________ Dollars on May 1, 2008, and to pay interest thereon from April 28, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 2003, at the rate of 7.000% per annum until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date shall be paid to the Holder to whom principal is paid. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or quotation system, all as more fully provided in said Indenture.

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         Payment of the principal of (and premium, if any) and interest on this
Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:___________________

                                             CLECO CORPORATION



(SEAL)                                       By: _______________________________
                                                 Name:
                                                 Title:

Attest:



By: _______________________________
    Name:
    Title:

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                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________


                                             BANK ONE, N.A.,
                                             As Trustee


                                             By: _______________________________
                                                 Authorized Signatory

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                          (FORM OF REVERSE OF SECURITY)

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued or to be issued in one or more series under an Indenture, dated as of May 1, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Bank One, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem the Securities of this series, as a whole or in part, at its option, at any time and from time to time, at a Redemption Price equal to the greater of:

         (a) 100% of the principal amount of such Securities and

         (b) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities (exclusive of unpaid interest to the Redemption Date) discounted to the Redemption Date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in either case (a) or (b), accrued and unpaid interest on such Securities to (but excluding) the Redemption Date, all as more fully provided in the Indenture.

         If the Company elects to exercise its right to redeem all or some of the Securities of this series, the Company or, at the Company's request, the Trustee, will mail a written notice of such redemption to the Holder hereof not less than 30 days nor more than sixty 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like terms for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                   ARTICLE SIX

                            Miscellaneous Provisions

         SECTION 6.01. The Indenture, as supplemented by this Supplemental Indenture No. 2, is in all respects adopted, ratified and confirmed. This Supplemental Indenture No. 2 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 6.02. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2.

         SECTION 6.03. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 6.04. THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed as of the day and year first above written.

                                          CLECO CORPORATION



                                          By: __________________________________
                                              Dilek Samil
                                              Senior Vice President of Finance
                                              and Chief Financial Officer

Attest:



________________________________
Michael P. Prudhomme
Secretary


                                          BANK ONE, N.A.,
                                          As Trustee


                                          By: __________________________________
                                              Denis L. Milliner
                                              Authorized Officer